UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 15, 2018

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item	3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced in a Current Report on Form 8-K filed on April 9, 2018, on April 3, 2018, Staffing 360 Solutions, Inc. (the “Company”) received a letter from the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2,500,000 (the “Equity Requirement”). In response, the Company submitted a plan of compliance to the Staff, which was accepted, and the Company was granted until July 31, 2018 to regain compliance with the Equity Requirement.

On August 15, 2018, the Staff issued a letter to the Company in which it indicated that, since the Company had not regained compliance with the Equity Requirement, its common shares would be subject to delisting on August 24, 2018, unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”). Accordingly, the Company intends to timely request such a hearing. The hearing request will automatically stay any suspension or delisting action pending the hearing and the expiration of any additional extension granted by the Panel. In that regard, at the hearing, the Company will provide the Panel with an update on its compliance plan and, if necessary, request a further extension of time in which to regain compliance. Pursuant to the Nasdaq Listing Rules, the Panel has the discretion to grant an additional extension of time of up to 180 calendar days, as measured from August 15, 2018.

There can be no assurance that the Company’s plan will be accepted by the Panel or that, if it is, the Company will be able to regain compliance with the applicable Nasdaq listing requirements.  If the Company's common stock is delisted, it could be more difficult to buy or sell the Company's common stock or to obtain accurate quotations, and the price of the Company's common stock could suffer a material decline. Delisting could also impair the Company's ability to raise capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2018	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman, President and Chief Executive Officer